                                                              Exhibit 10(xxxiii)
                                AMENDMENT NO. 2A
                                     TO THE
                       HAMILTON BEACH/PROCTOR-SILEX, INC.
                         PROFIT SHARING RETIREMENT PLAN
                         ------------------------------

                 Hamilton Beach/Proctor-Silex, Inc. hereby adopts this Amendment No. 2A to the plan document entitled "The Hamilton Beach/Proctor-Silex, Inc. Profit Sharing Retirement Plan (As Amended and Restated Effective as of January 1, 1992)" (the "Plan"). The provisions of this Amendment shall be effective as of the dates specified herein. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.


                                   Section 1
                                   ---------

                 Effective June 1, 1995, Sections 1.A. and 1.B. of Exhibit A to the Plan are hereby amended in its entirety to read as follows:

         "A. CASH BALANCE CONVERSION. The annual rate of interest on 30-year Treasury securities for the month before the date of distribution (which interest rate is the 'applicable interest rate' under Section 417(e)(3)(A)(ii)(II) of the Code as amended by the Retirement Protection Act of 1994). To the extent permitted by applicable Treasury Regulations, January 1 of the Plan Year in which the distribution occurs shall be treated as the date of distribution.

         B. LUMP SUM DISTRIBUTIONS. The annual rate of interest on 30-year Treasury securities for the month before the date of distribution (which interest rate is the 'applicable interest rate' under Section 417(e)(3)(A)(ii)(II) of the Code as amended by the Retirement Protection Act of 1994). To the extent permitted by applicable Treasury Regulations, January 1 of the Plan Year in which the distribution occurs shall be treated as the date of distribution."


                                   Section 2
                                   ---------

                 Effective June 1, 1995, Section 2 of Exhibit A to the Plan is hereby amended by renumbering Subsection B as C and by adding the following new Subsection B thereto:

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                                                                               2


         "B. CASH BALANCE CONVERSIONS AND LUMP SUM DISTRIBUTIONS. The 1983 Group Annuity Mortality Table, assuming a fixed blend of 50% of the male mortality rates and 50% of the female mortality rates (or such other mortality table (which is prescribed by the Secretary of the Treasury for this purpose under Section 417(e)(3)(A)(ii)(I) of the Code)."


                                   Section 3
                                   ---------

                 Effective as of January 1, 1992, Section 1.40 of the Plan is hereby amended in its entirety to read as follows:

                 "1.40 MINIMUM BENEFIT: For a Participant who was previously covered under the Prior Plans listed in Section 1.52(c) or 1.52(d) hereof, the Participant's Prior Plan Benefit. For a Participant who was previously covered under the Prior Plans listed in Section 1.52(a) or 1.52(b) hereof, the Participant's Accrued Benefit on the earlier of his Qualifying Termination or December 31, 1994, determined in accordance with the terms of the Prior Plan as in effect on December 31, 1991, expressed as a monthly benefit in the form of a Single Life Annuity (without ancillary benefits) commencing on the Participant's Normal Retirement Date."


                                   Section 4
                                   ---------

                 Effective as of December 31, 1994, a new Section 5.2A is hereby added to the Plan, immediately following Section 5.2, to read as follows:

                 "5.2A ADDITIONAL CASH BALANCE CREDIT FOR THE 1994 PLAN YEAR. For the Plan Year commencing on January 1, 1994, the following Cash Balance Credit shall be added to the Cash Balance Account of each Participant who completed an Hour of Service during the 1994 Plan Year. The additional Cash Balance Credit shall be in addition to the Cash Balance Credit under Section
5.2 hereof and shall be equal to the sum of (a) plus (b), where (a) is the Participant's Compensation for the 1994 Plan Year multiplied by a percentage factor and (b) is the Participant's Compensation for the 1994 Plan Year which exceeds the Social Security Wage Base for the 1994 Plan Year multiplied by a percentage factor, both of which are determined in accordance with the following schedule:
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                                                                               3



                                                         Percentage of
                          Percentage                Compensation Exceeding
Age                       Compensation             Social Security Wage Base
---                       ------------             -------------------------
0-34                         .40%                               .40%
35-39                        .47%                               .47%
40-44                        .57%                               .57%
45-49                        .70%                               .70%
50-54                        .87%                               .87%
55-59                       1.07%                               .37%
60+                         1.27%                                 0%

For purposes of determining the age to be used in the above calculation, age shall mean the Participant's age in full years on his birthday in the 1994 Plan Year."

                                   Section 5
                                   ---------

                 Effective as of January 1, 1993, the last two sentences of
Section 7.2(d) of the Plan are hereby deleted in their entirety.


                                   Section 6
                                   ---------

                 Effective as of January 1, 1993, a new Section 7.2(e) is hereby added to the Plan, immediately following Section 7.2(d), to read as follows:

                 "(e) (1) The provisions of this Section shall be effective as of January 1, 1993.

                 (2) The Administrative Committee shall provide a Participant or Beneficiary with an application form (which shall contain a general description of the forms of benefit available under the Plan) and such other information required to be provided under Section 402(f) of the Code no less than 30 days and no more than 90 days before a distribution is to be made.

                 (3)  Notwithstanding any provision of the Plan to the
         contrary, if a Participant or Spouse is eligible to receive a distribution from the Plan that constitutes an "eligible rollover distribution" (as defined in Paragraph (6) of this Subsection) and the Participant or Spouse elects to have all or a portion of such distribution paid directly to an "eligible retirement plan" (as defined in Paragraph (5) of this Subsection) and specifies the eligible retirement plan to which the distribution is to be paid, such distribution (or portion thereof) shall be made in the form of a direct
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                                                                               4


         rollover to the eligible retirement plan so specified. A direct rollover is a payment made by the Plan to the eligible retirement plan so specified for the benefit of the Participant or Spouse. Unless otherwise specifically provided herein, for purposes of this Subsection, the term "Spouse" shall include a former Spouse who is an alternate payee under the terms of a qualified domestic relations order.

                 (4) The Committee shall prescribe reasonable procedures for the elections to be made pursuant to this Section.

                 (5) For purposes of this Subsection, the term "eligible retirement plan" means an individual retirement account or annuity under Code Section 408, a defined contribution plan that satisfies the requirements of Code Section 401(a) and accepts rollovers, an annuity plan under Code Section 403(a) or any other type of plan that is included within the definition of "eligible retirement plan" under
         Section 401(a)(31)(D) of the Code; provided that with respect to a spouse (but not a former spouse who is an alternate payee) who receives a distribution after a Participant's death, an "eligible retirement plan" shall mean only an individual retirement account or annuity under Code Section 408.

                 (6) For purposes of this Subsection, the term "eligible rollover distribution" shall mean any distribution of all or any portion of the balance to the credit of the distributee from an employees' trust described in Code Section 401(a) which is exempt from tax under Code Section 501(a), except (i) distributions which are not expected to exceed $200 in any given Plan Year, (ii) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the distributee or the joint lives (or life expectancies) of the distributee and a designated beneficiary or for a period of 10 or more years, (iii) any distribution to the extent required under Code
         Section 401(a)(9), (iv) the portion of any distribution that is not includible in gross income, and (v) such other amounts specified in Treasury regulations and rulings, notices or announcements issued under Section 402(c) of the Code.

                 (7) The provisions of this Subsection are intended to comply with the provisions of Section 401(a)(31) of the Code and shall be interpreted in accordance with such section and Treasury regulations and rulings thereunder."

                                   Section 7
                                   ---------

                 Effective June 1, 1995, Section 12.10(c) of the Plan is hereby amended in its entirety to read as follows:

                      "(c)  Notwithstanding the foregoing provisions of this
             Section:

                 (1) If the benefit under the Plan is payable in any form other than the life annuity form, or if the Employees contribute to the Plan or make rollover contributions or plan to plan transfers, for purposes of determining whether the limitations described in Subsection (b) of this Section have been satisfied, such benefit shall be adjusted, in accordance with rules determined by the Commissioner of the Internal Revenue under Treasury Regulation Section 1.415-3(c), so that such benefit is equivalent to an annual benefit. For purposes of this part (1), any ancillary benefit which is not directly related to retirement income benefits shall not be taken into account, and that portion of any joint and survivor annuity which constitutes a qualified joint and survivor annuity (as defined in Section 417(b) of the Code) shall not be taken into account.


                 (2) If the benefit under the Plan begins before the Social Security Retirement Age, for purposes of determining whether the limitation set forth in Paragraph (1) of Subsection (b) of this Section has been satisfied, such benefit shall be reduced in accordance with the following rules:

                 (X) if an Employee's Social Security Retirement Age is age 65, the dollar limitation for benefits commencing on or after age 62 is reduced by 5/9 of 1% for each month by which benefits commence before the month in which the Employee attains age 65;

                 (Y) if an Employee's Social Security Retirement Age is greater than age 65, the dollar limitation for benefits commencing at or after age 62 is reduced by 5/9 of 1% for each of the first 36 months and 5/12 of 1% for each of the additional months (up to 24 months) by which benefits commence before the month
                          of the Employee's Social Security Retirement Age;
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                                                                               6


                 (Z) the dollar limitation for benefits commencing prior to age 62 is the Actuarial Equivalent of the limitation for benefits commencing at age 62.

                 (3) If the benefit begins after the Social Security Retirement Age, for purposes of determining whether the limitation set forth in Paragraph (1) of Subsection (b) of this Section has been satisfied, such limitation shall be increased, in accordance with regulations prescribed by the Secretary of the Treasury pursuant to Code Section 415(b)(2)(E), so that such limitation (as so increased) equals an annual benefit (beginning when such benefit begins under the Plan) which is Actuarial Equivalent to an annual benefit equal to the limitation set forth in such Paragraph (1) beginning at the Social Security Retirement Age.

                 (4) The interest rate assumption used to determine Actuarial Equivalence for purposes of (1) or (2) above shall be the greater of the rate specified in Section 1.B. of Exhibit A or the rate specified in section 1.C. of Exhibit A. Adjustments under (1), (2) and (3) above shall be made through the use of the mortality table specified in Section 2.B. of Exhibit A."


         EXECUTED this 15th day of March, 1995.
                       ----

                                        HAMILTON BEACH/PROCTOR-SILEX, INC.


                                        By: Charles A. Bittenbender
                                           --------------------------
                                           Title: Assistant Secretary



149475.1